ADTRAN Holdings, Inc. reports first quarter 2026 financial results

Huntsville, Alabama, USA. — May 4, 2026 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” “ADTRAN” or the “Company”) today announced its unaudited financial results for the first quarter ended March 31, 2026.

•
Revenue: $286.1 million, up 15.5% year-over-year.
•
GAAP gross margin of 39.5%; Non-GAAP gross margin of 43.0%; up 108 and 55 basis points year-over-year, respectively.
•
Operating margin: GAAP operating margin of 2.2%; non-GAAP operating margin of 6.9%.
•
Net cash provided by operating activities of $12.7 million.
•
GAAP diluted loss per share of $0.01; non-GAAP diluted earnings per share of $0.14.
•
Cash and cash equivalents of $88.3 million.

ADTRAN Holdings Chairman and Chief Executive Officer Tom Stanton stated, “We delivered solid first quarter results, with revenue increasing 15.5% year-over-year, and GAAP and non-GAAP operating margin rising 380 and 300 basis points from a year ago, respectively. These results reflect the continued strength of our core markets and the operating leverage we have been building.”

Mr. Stanton added, “We believe that the demand drivers underpinning our business continue to build. In the US, broadband momentum continues with BEAD deployment funds now beginning to reach operators in a growing number of states. In Europe, high-risk vendor displacement continues to progress, reinforced by the European Commission's advancing legislation such as Cybersecurity Act 2.0. Also during the quarter, we introduced LiteWave800™, our first product purpose-built for intra-data center AI infrastructure, setting a new benchmark for power efficiency at 800G.”

Business outlook1

For the second quarter of 2026, the Company expects revenue to be within a range of $283.0 million to $303.0 million. Non-GAAP operating margin is expected to be within a range of 5.0% to 9.0%.

1 Non-GAAP operating margin (which is calculated as non-GAAP operating income (loss) divided by revenue) is a non-GAAP financial measure. The Company has provided guidance for its second quarter 2026 non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, such as acquisition related expenses, amortization and adjustments, stock-based compensation expense, deferred compensation adjustments, professional fees and other expenses, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment, and developed technologies, that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results.

Conference call

The Company will hold a conference call to discuss its first quarter 2026 results on Tuesday , May 5, 2026, at 7:30 a.m. Central Time (2:30 p.m. Central European Time). The Company will webcast this conference call at the events and presentations section of ADTRAN Holdings, Inc. Investor Relations website at https://events.q4inc.com/attendee/656998876 approximately 10 minutes before the start of the call, or you may dial 1-888-330-2391 (Toll-Free US) or 1-240-789-2702, and use Conference ID 8936454.

An online replay of the Company’s conference call, as well as the transcript of the call, will be available on the Investor Relations site https://investors.adtran.com/ shortly following the call and will remain available for at least 12 months. For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Upcoming conference schedule

May 20, 2026: B. Riley Institutional Investor Conference - Marina Del Rey, CA

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran.com, LinkedIn and X.

Cautionary note regarding forward-looking statements

Statements and graphics contained in this press release and the accompanying earnings call which are not historical facts, such as those relating to market trends, future demand driver growth (including with respect to future fiber expansion, service provider fiber networking demand, future high-risk vendor displacement, data center expansion, and future customer opportunities), the impact of AI on customer network operations, future AI uses, and ADTRAN Holdings’ strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “look forward,” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to remain in compliance with the covenants set forth in and satisfy the payment obligations under our credit agreement and convertible notes, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks and uncertainties relating to our international operations, including potential exposure to ongoing military conflicts (including the conflicts in Iran, Ukraine, and Israel and the surrounding areas); (viii) risks posed by potential breaches of information systems and cyber-attacks (ix) the risk that we may not be able to effectively compete, including through product improvements and development; and (x) the other risks set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2025 and our Form 10-Q for the quarterly period ended March 31, 2026 to be filed with the SEC.

Explanation of use of non-GAAP financial measures

Set forth in the tables below under the heading “Supplemental Information” are reconciliations of cost of revenue, gross profit, gross margin, operating expenses, operating income (loss), operating margin, other expense, net income (loss) inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share - basic and diluted, attributable to the Company, and net cash provided by operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other expense, non-GAAP net income inclusive of the non-controlling interest, non-GAAP net income attributable to the Company, non-GAAP net earnings per share - basic and diluted, attributable to the Company, and free cash flow, respectively. Such non-GAAP measures exclude acquisition-related expenses, amortizations and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations), stock-based compensation expense, deferred compensation adjustments, professional fees and other expenses, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment, and developed technologies. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company. These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Furthermore, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Rob Fink

investor.relations@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2026	2025
Assets
Current Assets
Cash and cash equivalents	$88,270	$95,696
Accounts receivable, net	215,473	210,687
Other receivables	10,292	7,046
Inventory, net	209,003	215,736
Income tax receivable	2,971	3,667
Prepaid expenses and other current assets	62,492	55,317
Short-term investments - deferred compensation	33,813	35,174
Assets held for sale	11,901	11,901
Total Current Assets	634,215	635,224
Property, plant and equipment, net	123,849	124,384
Goodwill	59,003	59,983
Intangible assets, net	281,280	294,047
Deferred tax assets	16,223	16,481
Other non-current assets	69,560	73,352
Long-term investments	937	1,022
Total Assets	$1,185,067	$1,204,493

Liabilities, Redeemable Non-Controlling Interest and Equity
Current Liabilities
Accounts payable	$170,605	$167,337
Unearned revenue	90,752	87,541
Accrued expenses and other liabilities	31,736	33,690
Accrued wages and benefits	23,449	32,203
Deferred compensation liability	37,051	37,447
Income tax payable	5,613	3,642
Total Current Liabilities	359,206	361,860
Non-current revolving credit agreement	25,000	25,000
Non-current convertible senior notes, net of debt issuance costs	193,425	193,038
Deferred tax liabilities	26,776	27,453
Non-current unearned revenue	26,227	27,143
Non-current pension liability	6,305	6,277
Non-current lease obligations	24,940	27,000
Other non-current liabilities	16,646	17,564
Total Liabilities	678,525	685,335
Redeemable Non-Controlling Interest	369,017	373,328
Equity
Common stock	808	802
Additional paid-in capital	803,031	801,269
Accumulated other comprehensive income	70,046	78,877
Retained deficit	(731,345)	(730,010)
Treasury stock	(5,015)	(5,108)
Total Equity	137,525	145,830
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,185,067	$1,204,493

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenue
Network Solutions	$237,941	$202,217
Services & Support	48,145	45,527
Total Revenue	286,086	247,744
Cost of Revenue
Network Solutions	154,648	134,241
Services & Support	18,450	18,327
Total Cost of Revenue	173,098	152,568
Gross Profit	112,988	95,176
Selling, general and administrative expenses	55,836	50,285
Research and development expenses	50,777	48,859
Operating Income (Loss)	6,375	(3,968)
Interest and dividend income	300	126
Interest expense	(4,241)	(4,761)
Net investment loss	(850)	(1,686)
Other income, net	1,263	944
Income (Loss) Before Income Taxes	2,847	(9,345)
Income tax (expense) benefit	(1,917)	397
Net Income (Loss)	$930	$(8,948)
Less: Net Income attributable to non-controlling interest (1)	2,251	2,319
Net Loss attributable to ADTRAN Holdings, Inc.	$(1,321)	$(11,267)

Weighted average shares outstanding – basic	80,321	79,534
Weighted average shares outstanding – diluted	80,321	79,534

Loss per common share attributable to ADTRAN Holdings, Inc. – basic (2)	$(0.01)	$(0.14)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted (2)	$(0.01)	$(0.14)

(1) For the three months ended March 31, 2026 and 2025 we accrued $2.2 million and $2.4 million, respectively, of net income attributable to non-controlling interest, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA.

(2) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.3 million and a $(3) thousand effect of redemption of RNCI for the three months ended March 31, 2026 and 2025.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$930	$(8,948)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,916	21,596
Amortization of debt issuance cost	374	320
Amortization of convertible notes issuance costs	386	—
Loss on investments, net	822	1,631
Net loss on disposal of property, plant and equipment	60	13
Stock-based compensation expense	1,819	3,210
Deferred income taxes	(244)	(157)
Inventory reserves	143	3,339
Changes in operating assets and liabilities:
Accounts receivable, net	(6,192)	16,011
Other receivables	(3,312)	(1,141)
Income taxes receivable	896	(690)
Inventory	4,671	10,345
Prepaid expenses, other current assets and other assets	(5,558)	1,504
Accounts payable	366	(4,222)
Accrued expenses and other liabilities	(9,197)	352
Income taxes payable	1,790	18
Net cash provided by operating activities	12,670	43,181

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,505)	(7,399)
Purchases of intangibles - developed technology	(8,435)	(11,296)
Proceeds from sales and maturities of available-for-sale investments	736	660
Purchases of available-for-sale investments	(75)	(170)
Payments for beneficial interests in securitized accounts receivable	(574)	(133)
Net cash used in investing activities	(15,853)	(18,338)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(1,645)	(420)
Proceeds from stock option exercises	1,369	756
Payments on financing agreement	(1,400)	—
Redemption of redeemable non-controlling interest	(8)	(12)
Net cash (used in) provided by financing activities	(1,684)	324

Net (decrease) increase in cash and cash equivalents	(4,867)	25,167
Effect of exchange rate changes	(2,559)	133
Cash and cash equivalents, beginning of period	95,696	76,021
Cash and cash equivalents, end of period	$88,270	$101,321

Supplemental disclosure of cash financing activities:
Cash paid for interest expense	$4,451	$4,129
Cash (refund) paid for income taxes, net	$(814)	$2,367
Cash used in operating activities related to operating leases	$2,425	$2,696
Supplemental disclosure of non-cash investing and financing activities:
Redemption of redeemable non-controlling interest	$301	$(3)
Right-of-use assets obtained in exchange for lease obligations	$183	$1,893
Purchases of property, plant and equipment included in accounts payable	$1,296	$1,162

Supplemental Information

Reconciliation of Cost of Revenue, Gross Profit and Gross Margin to

Non-GAAP Cost of Revenue, Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Total Revenue	$286,086	$291,560	$247,744

Cost of Revenue	$173,098	$177,831	$152,568
Acquisition-related expenses, amortizations and adjustments (1)	(10,021)	(9,964)	(9,831)
Stock-based compensation expense	(140)	(232)	(267)
Non-GAAP Cost of Revenue	$162,937	$167,635	$142,470

Gross Profit	$112,988	$113,729	$95,176
Non-GAAP Gross Profit	$123,149	$123,925	$105,274

Gross Margin	39.5%	39.0%	38.4%
Non-GAAP Gross Margin	43.0%	42.5%	42.5%

(1) Includes intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

Supplemental Information

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,		December 31,		March 31,
	2026		2025		2025
Operating Expenses	$106,613		$109,251		$99,144
Acquisition-related expenses, amortizations and adjustments (1)	(1,641)	(2)	(1,805)	(6)	(2,249)	(9)
Stock-based compensation expense	(1,679)	(3)	(1,092)	(7)	(2,943)	(10)
Deferred compensation adjustments (4)	11		781		1,547
Professional fees and other expenses	(30)	(5)	(1,988)	(8)	—
Non-GAAP Operating Expenses	$103,274		$105,147		$95,499

(1) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $1.2 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes one-time professional fees and business expenses.

(6) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.4 million is included in research and development expenses on the condensed consolidated statements of loss.

(7) $0.4 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(8) $2.0 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and a related SEC inquiry, a provision in connection with a potential 401(k) plan corrective action, and fees relating to other one-time professional fees and business expenses.

(9) Includes $2.2 million of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations.

(10) $2.0 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

Supplemental Information

Reconciliation of Operating Income (Loss) and Operating Margin to Non-GAAP Operating Income

and Non-GAAP Operating Margin

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Total Revenue	$286,086	$291,560	$247,744

Operating Income (Loss)	$6,375	$4,478	$(3,968)
Acquisition related expenses, amortizations and adjustments (1)	11,662	11,769	12,080
Stock-based compensation expense	1,819	1,324	3,210
Deferred compensation adjustments (2)	(11)	(781)	(1,547)
Professional fees and other expenses (3)	30	1,988	—
Non-GAAP Operating Income	$19,875	$18,778	$9,775

Operating Margin	2.2%	1.5%	-1.6%
Non-GAAP Operating Margin	6.9%	6.4%	3.9%

(1) Includes intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(3) Includes professional fees related to an internal investigation and a related SEC inquiry, a provision in connection with a potential 401(k) plan corrective action, employee exit costs and fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Other Expense to Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Interest and dividend income	$300	$1,703	$126
Interest expense	(4,241)	(4,520)	(4,761)
Net investment loss	(850)	(574)	(1,686)
Other income, net	1,263	805	944
Total Other Expense	$(3,528)	$(2,586)	$(5,377)
Deferred compensation adjustments (1)	1,012	601	1,649
Pension expense (2)	(20)	12	11
Non-GAAP Other Expense	$(2,536)	$(1,973)	$(3,717)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net Income (Loss) inclusive of Non-Controlling Interest to

Non-GAAP Net Income inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to ADTRAN Holdings, Inc. and

Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Non-GAAP Net Income attributable to ADTRAN Holdings, Inc. and

Non-GAAP Earnings per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net Loss attributable to ADTRAN Holdings, Inc. common stockholders	$(1,020)	$(1,521)	$(11,270)
Effect of redemption of RNCI (1)	(301)	(2,075)	3
Net Loss attributable to ADTRAN Holdings, Inc.	$(1,321)	$(3,596)	$(11,267)
Net Income attributable to non-controlling interest (2)	2,251	2,316	2,319
Net Income (Loss) inclusive of non-controlling interest	$930	$(1,280)	$(8,948)
Acquisition related expenses, amortizations and adjustments (3)	11,662	11,769	12,080
Stock-based compensation expense	1,819	1,324	3,210
Deferred compensation adjustments (4)	1,001	(180)	102
Pension adjustments (5)	(20)	12	11
Professional fees and other expenses (6)	30	1,988	—
Tax effect of adjustments to net loss	(2,509)	(628)	(1,980)
Non-GAAP Net Income inclusive of non-controlling interest	$12,913	$13,005	$4,475
Net Income attributable to non-controlling interest (2)	2,251	2,316	2,319
Non-GAAP Net Income attributable to ADTRAN Holdings, Inc.	$10,662	$10,689	$2,156
Effect of redemption of RNCI (1)	301	2,075	(3)
Non-GAAP Net Income attributable to ADTRAN Holdings, Inc. common stockholders	$10,963	$12,764	$2,153

Weighted average shares outstanding – basic	80,321	79,877	79,534
Weighted average shares outstanding – diluted	80,321	79,877	79,534

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.01)	$(0.02)	$(0.14)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.01)	$(0.02)	$(0.14)

Non-GAAP Earnings per common share attributable to ADTRAN – basic	$0.14	$0.16	$0.03
Non-GAAP Earnings per common share attributable to ADTRAN – diluted	$0.14	$0.16	$0.03

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.3 million and a $(3) thousand effect of redemption of RNCI for the three months ended March 31, 2026 and 2025.

(2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(5) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(6) Includes professional fees related to an internal investigation and a related SEC inquiry, a provision in connection with a potential 401(k) plan corrective action and fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net cash provided by operating activities	$12,670	$42,238	$43,181
Purchases of property, plant and equipment and developed technologies (1)	(15,940)	(19,708)	(18,695)
Free cash flow (Non-GAAP)	$(3,270)	$22,530	$24,486

(1) Purchases related to capital expenditures and developed technologies.